Exhibit 10.3
TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road NE, Suite 2200
Atlanta, Georgia 30326
VIA FACSIMILE AND OVERNIGHT COURIER
October 9, 2009
HHRH Development Transferee, LLC
c/o Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: Marc Gordon, Chief Investment Officer

Re:	Modification and extension of that certain $50,000,000 mortgage loan (the “Loan”) made pursuant to that certain Loan Agreement, dated as of August 1, 2008, by and between Column Financial, Inc., a Delaware corporation (“Original Lender”), and HRHH Development Transferee, LLC, a Delaware limited liability company (“Borrower”), as amended by (i) that certain First Amendment to Loan Agreement, dated as of November 10, 2008, between Borrower and Original Lender, (ii) that certain Letter Agreement, dated August 7, 2009, from Servicer (hereinafter defined) to Borrower, and (iii) that certain Letter Agreement, dated September 4, 2009, from Servicer to Borrower (collectively, the “Loan Agreement”; All capitalized terms used and not defined herein shall have the respective meanings set forth in the Loan Agreement.)
Dear Mr. Gordon:
TriMont Real Estate Advisors, Inc., a Georgia corporation (in its capacity as Servicer and Asset Manager on behalf of Lender (hereinafter defined), “Servicer”), is the Servicer and Asset Manager of the Loan on behalf of Eastern Capital Fund I SPE (Vegas Paradise) LLC, a Delaware limited liability company (together with its, successors and assigns, as successor in interest to Original Lender, “Lender”). Each of Lender, Eastern Capital Fund I SPE (Vegas Paradise Affiliate) LLC, a Delaware limited liability company, and NRFC UL Holdings, LLC, a Delaware limited liability company, own a participation interest in the Loan.
Borrower has requested, and Servicer, on behalf of and at the direction of Lender, by this letter (this “Letter Agreement”), hereby agrees to the following modifications to the Loan:
1.	For all purposes of the Loan Agreement, as modified by this Letter Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“B Piece Additional Advance” shall mean, collectively, the B Piece Interest Reserve Fund Advance and the B Piece Tax and Insurance Escrow Advance.
“B Piece Holder” shall mean the Participation B Holder as such term is defined in the Participation Agreement.
“B Piece Interest Reserve Fund Advance” shall mean the advance of $253,260.57 by B Piece Holder as additional proceeds of the Loan pursuant to the terms of the Loan Agreement, as modified by this Letter Agreement.
“B Piece Tax and Insurance Escrow Advance” shall mean the advance of $96,739.43 by B Piece Holder as additional proceeds of the Loan pursuant to the terms of the Loan Agreement, as modified by this Letter Agreement.
2.	The following definitions, as set forth in the Loan Agreement, shall be amended and restated in their entirety as follows:
““A Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, thirty-nine and seven hundred twenty-two hundredths of one percent (39.722%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, one hundred percent (100%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, zero percent (0%).”
““B Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, sixty and two hundred seventy-eight hundredths of one percent (60.278%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, zero percent (0%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, one hundred percent (100%).”
3.	The Initial Maturity Date shall be extended to October 22, 2009.
4.
October 9, 2009 shall be deemed to be a Payment Date and a Monthly Interest Payment shall be due and payable on such Payment Date. Notwithstanding anything to the contrary contained in Section 2.2, Section 2.3 or elsewhere in the Loan Agreement, the Monthly Interest Payment due on October 9, 2009 shall be the interest accrued on the Outstanding Principal Balance of the Loan (expressly not including the B Piece Additional Advance) at the Applicable Interest Rate for the period from and including September 4, 2009 through and including October 8, 2009. The Monthly Interest Payment due on October 9, 2009 shall be paid with funds from the Interest Reserve Account, including, if necessary, funds advanced on the date hereof as the B Piece Interest Reserve Fund Advance.

5.
Except as otherwise provided in Paragraph 4 above, from and after the date hereof, for all purposes under the Loan Agreement, as modified by this Letter Agreement, the B Piece Additional Advance shall be included when calculating the Outstanding Principal Balance of the Loan and the Outstanding Principal Balance of the Loan (expressly including the B Piece Additional Advance) shall accrue interest at the Applicable Interest Rate in accordance with Section 2.2 of the Loan Agreement, as modified by this Letter Agreement.

6.
On the date hereof, B Piece Holder shall advance the B Piece Interest Reserve Fund Advance to Borrower. Such B Piece Interest Reserve Fund Advance shall be deposited into the Interest Reserve Account and shall thereafter constitute a portion of the Interest Reserve Fund for all purposes under the Loan Agreement, as modified by this Letter Agreement, and the other Loan Documents. The B Piece Interest Reserve Fund Advance shall be held as additional collateral for the Loan and disbursed from the Interest Reserve Account in accordance with Section 7.2.2 of the Loan Agreement, as modified by this Letter Agreement.

7.
On the date hereof, B Piece Holder shall advance the B Piece Tax and Insurance Escrow Advance to Borrower. Such B Piece Tax and Insurance Escrow Advance shall be deposited into the Tax and Insurance Escrow Account and shall thereafter constitute a portion of the Tax and Insurance Escrow Fund for all purposes under the Loan Agreement, as modified by this Letter Agreement, and the other Loan Documents. The B Piece Tax and Insurance Escrow Advance shall be held as additional collateral for the Loan and applied in accordance with Section 7.1 of the Loan Agreement, as modified by this Letter Agreement.

8.
Notwithstanding anything to the contrary contained in Section 2.2.7 or elsewhere in the Loan Agreement, Borrower shall not be required to purchase and deliver or otherwise maintain an Interest Rate Cap Agreement or a Replacement Interest Rate Cap Agreement with respect to the period from October 9, 2009 to and including the Initial Maturity Date, as extended hereby.

9.	Nothing herein shall obligate Lender to agree to any further extensions of the term of the Loan, or any other modifications with respect to the Loan.
This Letter Agreement shall be deemed to constitute a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents. All references in any other Loan Document to the “Loan Agreement” shall be deemed to refer to the Loan Agreement as defined herein and as modified by this Letter Agreement, and as the same may be further amended, restated, supplemented or otherwise modified from time to time.
This Letter Agreement may be executed in counterparts, each of which shall constitute an original but which together shall constitute one instrument. Executed facsimile copies of this Letter Agreement shall constitute a binding agreement for all purposes. This Letter Agreement may be amended only by an instrument in writing executed by each of the parties hereto.

If any provision of this Letter Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.
This Letter Agreement shall inure to the benefit of and be binding upon Servicer, on behalf of Lender, Lender and Borrower, and their respective successors and assigns.
This Letter Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party(ies) against whom the enforcement of the modification, amendment, waiver, change or termination is sought.
This Letter Agreement shall be governed by the terms and provisions of Section 10.3 of the Loan Agreement.
This Letter Agreement embodies the entire agreement and understanding between Servicer. on behalf of Lender, Lender and Borrower with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. In the event of any inconsistency between the terms and provisions of this Letter Agreement and the terms and provisions of any other agreement between or among the parties hereto relating to the subject matter hereof (including the Loan Documents), the terms and provisions of this Letter Agreement shall govern.

TRIMONT REAL ESTATE ADVISORS, INC., a Georgia corporation, as Servicer and Asset Manager on behalf of Lender
By:	/s/ L Alfred Battle
	Name:	L Alfred Battle
	Title:	Authorized Signatory

Agreed and accepted this 9th day of October, 2009.

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

	Name:	Raymond M. Murphy
	Title:	General Counsel

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE AFFILIATE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

	Name:	Raymond M. Murphy
	Title:	General Counsel

Agreed and accepted this 9th day of October, 2009.

NRFC UL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Daniel R. Gilbert

	Name:	Daniel R. Gilbert
	Title:	Executive Vice President & Chief Investment Officer

Agreed and accepted this 9th day of October, 2009.

HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company

By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Title:	Vice President

cc:	Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: David Smail
Facsimile No.: (212) 277-4172

DLJ Merchant Banking Partners
11 Madison Avenue
New York, New York 10010
Attention: Ryan Sprott
Facsimile No.: (212) 743-1667

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
Attention: Michelle Kelban, Esq.
Facsimile No.: (212) 751-4864

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: Tom Sadler, Esq.
Facsimile No.: (213) 891-8763

Kilpatrick Stockton LLP	Eastern Capital Fund I SPE (Vegas Paradise) LLC
1100 Peachtree Street, Suite 2800	Eastern Capital Fund I SPE (Vegas
Atlanta, GA 30309-4530	Paradise Affiliate) LLC
Telephone: (404) 815-6595	c/o Eastern Real Estate LLC
Telecopy: (404) 541-3490	120 Presidential Way, Suite 300
Attention: Richard W. White	Woburn, Massachusetts 01801
Attention: Raymond M. Murphy,
General Counsel
Facsimile: (781) 926-6426

NRFC WA HOLDINGS, LLC	Goodwin Procter, LLP
c/o NorthStar Realty Finance Corp.	Exchange Place
399 Park Avenue	53 State Street
New York, New York 10022	Boston, Massachusetts 02109
Attention: Daniel R. Gilbert	Minta E. Kay, Esq.
Facsimile: (212) 547-2700	Facsimile: (617) 523-1231

Wells Fargo Bank National	NRFC UL Holdings, LLC
Association, as trustee for the	c/o NorthStar Realty Finance Corp.
registered holders of	399 Park Avenue, 18th Floor
N-Star REL CDO VIII Grantor Trust,	New York, New York 10022
as successor in interest to NRFC WA	Attention: Aaron Davis
Holdings, LLC	Facsimile: (212) 547-2718
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700

Wells Fargo Bank National	Sidley Austin LLP
Association, as trustee for the	787 Seventh Avenue
registered holders of	New York, New York 10019
N-Star REL CDO VI Grantor Trust,	Attention: Alan S. Weil, Esq.
as successor in interest to NRFC WA	Facsimile: (212) 839-5599
Holdings, LLC
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700